                          CONSULTING SERVICES AGREEMENT

     CONSULTING SERVICES AGREEMENT (the "Agreement") entered into as of May 31,
2001 between Cadapult Graphic Systems, Inc. (the "Company") and Consonant
Services Group ("Consonant").

     WHEREAS, the Company has engaged Consonant to provide services at the request of and subject to the satisfaction of the Company's management; and

     WHEREAS, a general description of the nature of the services performed by
Consonant and the compensation for such services under this Agreement are set forth below; and

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

     1. The Company agrees to and does hereby engage Consonant for the one month period which commenced as of May 31, 2001 and ends on June 30, 2001. The Company hereby employs Consonant and Consonant hereby accepts such employment, and will perform the services requested by management of the Company to its satisfaction during the term hereof. All such services are to be performed only upon direct authorization from the Company.

     2. During the Term of this Agreement:

          (a) Consonant shall provide to the Company consulting services designed to assist the Company in marketing and product development activities as related to the Company's copier related products and services. Such services may include such tasks as are reasonably requested by the Company's management;
however, such services requested by the Company and to be provided by Consonant:

               o    shall not be investor relations services;
               o    shall not be shareholder communications services;
               o    shall not be of a promotional nature that would directly or indirectly promote or maintain a market for the Company's
                    securities;
               o    shall not be in connection with or related to the offer or sale of the Company's securities in a capital-raising
                    transaction.

          (b) The services of Consonant are non-exclusive and subject to
Section 4 hereof, Consonant may render services of the same or similar nature, as herein described, to an entity whose business is in competition with the
Company or the Company's clients, directly or indirectly.

     3. The compensation payable by the Company to Consonant under this
Agreement shall be a total of 200,000 warrants to purchase 200,000 shares of the
Company's common stock. The warrants to purchase the 200,000 shares of common stock shall be exercisable at $ 1.00 per share. The warrants are exercisable for a period of five years from the date of this Agreement. The warrants shall not be given, granted sold, exchanged, transferred, pledged, encumbered, assigned or otherwise disposed of by Consonant, other than to members of the Joint Venture known as Consonant Services Group, or in compliance with applicable securities laws and rules, and they shall bear appropriate restrictive legend. In the event the Company shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock, the securities issued under this Agreement shall be appropriately adjusted to reflect any such event.

          All services rendered by Consonant hereunder shall be rendered as an independent contractor, and Consonant shall be liable for any FICA taxes, withholding or other similar taxes or charges, and Consonant shall indemnify and hold the Company harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by Consonant in computing the compensation for the services Consonant agreed to render to the Company.

     4. Consonant will not disclose to any other person, firm, or corporation, nor use for its own benefit, during or after the term of this Agreement, any trade secrets or other information designated as confidential by the Company which are acquired by Consonant in the course of performing services hereunder.
A trade secret is information not generally known to the trade which gives the
Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning contract negotiations or the filing or pendency of patent applications.

     5. Consonant represents and warrants to the Company as follows:

          (a) Consonant hereby accepts employment by the Company for the services performed pursuant to this Agreement.

          (b) Consonant represents and warrants that, by reason of income, net assets, education, background and business acumen, Consonant has the experience and knowledge in business and financial matters to evaluate the risks and merits attendant to an investment in the securities of the Company, either singly or through the aid and assistance of a competent professional, and is fully capable of bearing the economic risk of loss of the total investment of services.

          (c) None of the services rendered by Consonant and paid for by the issuance of securities of the Company shall be services related to any "capital raising" transaction or other prohibited service as described above.

     6. The Company represents and warrants to the Company as follows:

          (a) The Company has good and valid title to all other property included in the balance sheet of the Company as of March 31, 2001, other than property disposed of in the ordinary course of business after said date. Except for the liens of Fleet Business Capital, and those liens associated with operating and capital leases, the properties of the Company are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances which do not materially interfere with the use of the property in the conduct of the business of the Company.

          (b) Consumation of this agreement will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease or agreement, or any order, judgement, decree, law, or regulation to which any property of the Company is subject or by which the
Company is bound, except for breaches or defaults which in the aggregate would not have a materially adverse effect on the Company's properties, business operations or financial condition.

     7. (a) The Company and Consonant agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the Registration Statement of the Company to be filed hereunder, to the extent that any misstatement or omission contained in the Registration
Statement was based upon information supplied by the other.

          (b) The Company agrees to indemnify and hold Consonant harmless from and against all losses, claims, damages, liabilities, costs or expenses including reasonable attorney's and accountant's fees arising out of the performance of this Agreement, whether or not Consonant is a party to such dispute. This indemnity shall not apply, however, where a court of competent jurisdiction has made a final determination that Consonant engaged in misconduct in the performance of its services hereunder which gave rise to the loss, claim, damage, liability, cost or exposure sought to be recovered hereunder.

          (c) The provision of this Section 6 shall survive the termination and expiration of this Agreement.

     8. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings, and agreements between the parties. This
Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties.

     9. This Agreement shall be governed by the laws of the State of New Jersey.
Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of New Jersey or in the federal court for the Northern District of the
State of New Jersey, and the parties hereby agree that service of process upon them by certified mail at the addresses shown in this Agreement shall be deemed adequate and lawful.

     10. Prior to the performance of services hereunder, this Agreement may be terminated by mutual consent of the parties. The Agreement shall automatically terminate at the expiration of the 31 day term hereof or upon 10 days' written notice by either party; provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of the Company to pay for any services actually rendered by the
Consonant hereunder shall survive any such termination.

     11. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of May 31,
2001.

CONSONANT SERVICES GROUP

By:  /s/
   --------------------------------------------------
         David D'anna

CADAPULT GRAPHIC SYSTEMS, INC.

By:   /s/
    -------------------------------------------------
         Michael Levin, President